                                  Exhibit 10.7

                        INTELLECTUAL PROPERTY DEVELOPMENT
                             AND OWNERSHIP AGREEMENT

         This Intellectual Property Development and Ownership Agreement ("Agreement") is made and entered into effective this 30th day of April, 1999, by and among MG Generon, Inc., a Delaware corporation ("Generon"), OxyNet, Inc., an Ohio corporation formerly named Ceram Oxygen Technologies, Inc. ("OxyNet"), and NetMed, Inc., an Ohio corporation ("NetMed").

                                  WITNESSETH:

         WHEREAS, OxyNet owns and/or licenses certain technology used to remove or separate oxygen from air and other gases, including certain exclusive patent rights and technology licensed to OxyNet by CeramPhysics, Inc. pursuant to a certain License Agreement dated February 28, 1997, as amended by an Amendment To License Agreement dated March 31, 1998 (as amended, the "CeramPhysics License") (as more fully defined hereinafter, the "Technology"); and

         WHEREAS, OxyNet desires to grant certain exclusive rights to the Technology for certain applications as more fully described in this Agreement and Generon desires to acquire and receive such rights; and

         WHEREAS, the Parties desire to set forth in writing their respective rights and obligations in respect of the Technology and certain other matters;

         NOW, THEREFORE, INTENDING TO BE LEGALLY BOUND HEREBY, the Parties agree as follows:

         SECTION 1 DEFINITIONS.
                   ------------

         1.1 As used in this Agreement, the following terms shall have the meanings set forth below:

         "Affiliate" of a Person means a Person that directly or through one or more intermediaries, controls, is controlled by or is under common control with such first Person, where "control" means the power to direct the management or policies of such Person.

         "Agreement" means this Intellectual Property Development and Ownership Agreement by and among Generon, OxyNet and NetMed.

         "Ambient Air" means a gas having a composition consisting approximately of twenty-one percent (21%) oxygen, seventy-nine percent (79%) nitrogen and traces of other gases at one (1) atmosphere of pressure.

         "Confidential Information" means all knowledge and information, whether written or unwritten, of or pertaining to this Agreement and the transactions and Project contemplated hereby, the Technology, OxyNet, NetMed or Generon, and any and all trade secrets, know-how, methodologies, formulae, plans, inventions, drawings, discoveries, concepts and ideas, whether or not patentable or copyrightable, of or relating to any of the foregoing; the nature and results of any research and/or development activities, including products, applications, methods and services relating to, used or useful in connection with any of the foregoing or the commercial exploitation thereof; methods, techniques and strategies used or useful in manufacturing, developing and/or marketing products or services; non-public information; and existing or prospective customer lists and requirements, customer data, pricing matters and marketing techniques.

         "Continuation" means, with respect to patents and patent applications, a refiling of a specification filed in a prior patent application for which priority is claimed, in whole or in part, with or without the presence of new matter or of matter or claims divided from the prior patent application, and without regard to whether or not a patent has matured from the prior patent application.

         "Covered Period" shall have the meaning set forth in Section 4.2.

         "Deoxification Applications" means (a) use of the Technology to remove oxygen from inert gases where the intended and primary product is the purer inert gas, including use of the Technology alone or in conjunction with Generon's membrane or other technology for these purposes; (b) use of the Technology in connection with Generon's on-site membrane gas generation systems, including the use of purifying the "oxygen waste air stream"; and (c) so long as the primary purpose of the use of the Technology is for removing oxygen from a gas which is being purified, use of the Technology to purify the oxygen waste stream, provided, however, that Generon may only use the technology in conjunction with its on-site membrane systems for this purpose.

         "Generon Indemnitees" shall have the meaning set forth in Section 8.1.

         "Generon Restricted Parties" shall have the meaning set forth in
Section 7.1(b).

         "Initial Disclosure Completion Date" shall have the meaning set forth in Section 2.2. "

         Initial Project Schedule" shall have the meaning set forth in Section 2.2.

         "License Agreement" means the Exclusive License Agreement, in the form attached hereto as Schedule A, among OxyNet, NetMed and Generon.

         "Licensed Patents" means the patents and patent applications set forth on Schedule B hereto and the reexamination thereof, and any patents which may issue from such applications and any Continuations of any of the foregoing, all patents issued, reissued, reexamined, renewed and/or extended from any of the foregoing, and all counterparts (that is, corresponding foreign applications and patents) and equivalents (that is, statutorily protected or designated with the status of an invention, characterized as other than a patent or patent application) of any of the foregoing filed or issued in any country of the world, which are or were filed, owned (legally or beneficially, in whole or in part), licensed or acquired by OxyNet or NetMed at any time prior to or during the term of this Agreement or of the License Agreement.

         "Liens and Encumbrances" means and includes any and all liens, mortgages, pledges, assignments, security interests, charges, encumbrances, claims, options, and other rights or contingent rights of whatever nature which might impair or affect title (legal or beneficial) to, or ownership or possession of, property, and whether contractual, statutory, common law, express, implied or equitable in nature.

         "Losses" shall have the meaning set forth in Section 8.1.

         "Oxy Confidential Information" shall have the meaning set forth in
Section 7.1(b).

         "Oxy Restricted Parties" shall have the meaning set forth in Section 7.1(a).

         "Parties" means OxyNet, NetMed and Generon, collectively.

         "Person" means any individual, corporation, firm, proprietorship, partnership, association, limited liability company or partnership, joint stock company, joint venture company, trust, unincorporated association, government or governmental agency or body or any other group or entity no matter how organized and whether or not for profit.

         "Project" means a research and development program consisting of multiple phases, including a prototype development phase ("Phase I"), a prototype testing phase ("Phase II"), an economic assessment phase ("Phase III"), and scale-up and commercial exploitation of the Technology for use in or relating to Deoxification Applications.

         "Project Period Inventions" shall have the meaning set forth in Section 4.2.

         "Reimbursement and Security Agreement" means the Reimbursement and Security Agreement dated the date hereof between OxyNet and Generon, in which OxyNet has granted to Generon a first lien and security interest in the CeramPhysics License, as more fully described therein.

         "Related Agreements" means the other agreements and documents executed and/or delivered pursuant to or in connection with this Agreement, including the License Agreement, the Reimbursement and Security Agreement, and those other documents delivered prior to the date hereof regarding the subject matter of this Agreement.

         "Technology" means OxyNet's and/or NetMed's owned and/or licensed technology (including the Licensed Patents, patents, patent applications, reissues and Continuations, know-how, Confidential Information, trade secrets, manufacturing methods, drawings, laboratory notes and other information however embodied or expressed (and whether oral, in writing or stored on machine-readable media such as magnetic tapes, compact discs or other means)) relating to, used or useful in the removal, concentration or separation of oxygen from air and/or other gases.

         1.2 Words importing singular number shall include the plural number, and vice versa, and the masculine shall include the feminine, and vice versa. Unless expressly indicated otherwise, the use of the words "herein," "hereby," "hereunder," "hereof," "hereinafter," or other similar words refer to the entire Agreement, including the Schedules and Exhibits hereto, if any, and not solely to the particular Section or Subsection in which such word is used, and the word "including" means "including, but not limited to," and words of similar import, such as "includes" mean "includes, without limitation."

         SECTION 2 DEVELOPMENT PROJECT.
                   -------------------

         2.1 Promptly following execution of this Agreement, and in any event within fourteen (14) days thereafter, and from time to time thereafter as requested by Generon, OxyNet and NetMed shall disclose, in writing if requested, to Generon, its designated employees and agents, any and all information relevant to the Technology, the Confidential Information, the Project or implementation of this Agreement.

         2.2 Following completion of the initial disclosure pursuant to Section
2.1 (the "Initial Disclosure Completion Date"), and based upon such disclosure and the estimates provided by OxyNet and NetMed, Generon shall promptly prepare a Project schedule setting forth Generon's best estimate of the tasks to be performed, the dates by which it expects such tasks to be completed and the cost thereof (the "Initial Project Schedule"). OxyNet and NetMed shall cooperate with Generon and provide such assistance as Generon shall reasonably request regarding the preparation of the Initial Project Schedule. From time to time, as in Generon's view circumstances warrant, Generon shall revise and update the Initial Project Schedule, a copy of which revised schedule shall promptly be delivered to OxyNet and NetMed.

         2.3 Generon shall commence work on the Project as soon as reasonably practicable following completion of the Initial Project Schedule. Thereafter, subject to the provisions hereof, including Section 6.2, Generon will diligently pursue completion of Phases I, II and III. Nothing in this Agreement or the Related Agreements shall require or be construed to require that Generon proceed with scale-up or commercial exploitation of the Technology or otherwise proceed beyond Phase III.

         2.4 Anything herein to the contrary notwithstanding, Generon shall control all aspects of the Project, its progress and implementation.

         2.5 Generon shall bear the cost of Phases I, II and III, up to the amounts set forth in Schedule C hereof.

         SECTION 3 CONSIDERATION.
                   -------------

         3.1 Upon the execution and delivery of this Agreement by all Parties, Generon shall pay to OxyNet and NetMed the aggregate sum of the TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) in consideration of their performance of their obligations under this Agreement.

         3.2 In the event Generon proceeds to exploit commercially the Technology, it shall pay to OxyNet the royalties set forth in the License Agreement.

         SECTION 4 GRANT OF RIGHTS; OWNERSHIP.
                   ---------------------------

         4.1 OxyNet hereby grants to Generon all rights to the Technology for use or application in or in connection with Deoxification Applications. The rights granted in this Section 4.1 are (a) exclusive (including as to OxyNet and NetMed) and worldwide, (b) are in addition to the rights granted Generon elsewhere in this Agreement and/or in the License Agreement, and (c) are irrevocable and, except as otherwise may be provided in the License Agreement respecting royalties if earned, fully paid-up.

         4.2 The Parties covenant and agree that all patents (other than the Licensed Patents) and all inventions, ideas, know-how, discoveries, improvements, reports, writings, programs, algorithms, documentation, works, Confidential Information and all property rights, including intellectual property rights, in or respecting the foregoing and the use and practice thereof and the derivative use thereof, including all patents, copyrights and trademarks, patent applications, Continuations and copyright and trademark registrations, and any and all trade secrets, secret processes, products, hardware, software and firmware (in whatever form or media) made, discovered, invented, created, conceived or acquired by any Party or any employee, subcontractor or agent of any Party, and whether made jointly or in collaboration with any other Person, with respect to or in connection with the Project or any aspect thereof or under or pursuant to this Agreement or related to the subject matter hereof during the term of this Agreement and for a period of twelve (12) months thereafter (the "Covered Period") (all of the foregoing being referred to collectively as the "Project Period Inventions") are, and shall be, the sole and exclusive property of Generon; provided, however, that Project Period Inventions shall not include any intellectual property not related to or useful in respect of Deoxification Applications which is separately and independently developed by OxyNet or NetMed the costs of development of which are not funded by Generon. Generon's rights in and to the Project Period Inventions shall include all rights of reproduction, derivation, use, practice, distribution and public performance and display by any and all means, methods and processes now known or hereafter created, invented, conceived or devised and in all manner, medium or form, now known or hereafter created, invented, conceived or devised. OXYNET AND NETMED ACKNOWLEDGE AND AGREE THAT GENERON IS THE SOLE AND EXCLUSIVE OWNER OF THE PROJECT PERIOD INVENTIONS AND ALL RIGHTS THEREIN.

         4.3 OxyNet and NetMed agree to make full and timely written disclosure to Generon, and to cause their employees, subcontractors and agents to make full and timely written disclosure to Generon, of all inventions, ideas, know-how, discoveries, improvements, reports, programs, algorithms, copyrights, trade secrets, secret processes, programs and other useful information and documentation with respect to the Project or this Agreement or any aspect thereof conceived, made or acquired during the Covered Period and shall otherwise maintain the foregoing in strict confidence. In all events, such disclosure shall be made within thirty (30) days after the inventor first discloses the same to OxyNet or NetMed and shall include such detail as to enable one skilled in the art to use, make or practice the invention. To the extent known, such disclosure shall include any statutory bars to patentability. All such written disclosures shall be marked as confidential and otherwise shall contain such markings as necessary to protect and preserve patentability of the invention under any relevant law.

         4.4 Generon shall have the exclusive right to apply for and/or register any and all copyrights, trademarks, patents and other means of protection as Generon in its sole discretion deems necessary or desirable in respect of all or any part of the Project Period Inventions. OxyNet and NetMed covenant and agree, and covenant and agree to use reasonable efforts to cause their employees, subcontractors and agents, to cooperate and. assist in and in respect of any such registration or application as requested from time to time by Generon.

         4.5 OxyNet and NetMed covenant and agree, and covenant and agree to use reasonable efforts to cause their employees, subcontractors and agents, to execute and deliver such documents and writings (including assignments and affidavits) and provide such assistance and cooperation as from time to time may be requested by Generon to obtain, perfect and/or to protect the rights and interests of Generon herein set forth, including assistance in filing patent, copyright and trademark applications and/or registrations in the United States or elsewhere in Generon's name or as designated by Generon.

         4.6 The Parties intend, regarding copyrights, that the Project Period Inventions be and be deemed "works made for hire" for Generon as such term is defined by any applicable law.

         4.7 OxyNet and NetMed hereby irrevocably and unconditionally sell, convey, assign and transfer to Generon (or its designee), without the necessity of any consideration in addition to that recited herein, and covenant and agree to cause each of their employees, subcontractors and agents to sell, convey, assign and transfer to Generon all right, title and interest in and to the Project Period Inventions. The foregoing assignment is a present assignment and shall, without further act or deed, be operative and effective with respect to all property rights (including intellectual property rights) in and to, or in respect of, the Project Period Inventions, including
(i) all copyrights in the United States and elsewhere, including all rights of registration and publication, rights to perform and/or make copies of the Project Period Inventions and to create derivative works, and all other rights incident to copyright ownership, (ii) all trademarks, trade secrets, inventions, discoveries, patents, patent applications, Continuations, know-how, ideas and Confidential Information relating to and/or embodied or reflected in the Project Period Inventions, including any and all shop rights and moral rights for the longest period of protection accorded to such interests under applicable law. OxyNet and NetMed and their employees, subcontractors and agents shall retain no rights whatsoever in or in respect of any Project Period Inventions. OxyNet and NetMed covenant and agree, and covenant and agree to use reasonable efforts to cause their employees, subcontractors and agents, not to contest or challenge Generon's rights, including trademarks, copyrights and patents, in and to or in respect of any Project Period Inventions. The assignments contemplated hereby include any and all rights to secure any Continuations, reissues, renewals, extensions of or other rights relating to trademarks, copyrights and patents in the United States and/or elsewhere relating to Project Period Inventions. OxyNet and NetMed agree and confirm (and from time to time as requested by Generon shall reconfirm) and covenant and agree to use reasonable efforts to cause their employees, subcontractors and agents to agree, confirm and reconfirm, that the assignments and transfers provided herein include all right, title and interest in, to or in respect of the Project Period Inventions, all parts, variations, enhancements, modifications, improvements, developments, prototypes and documentation thereof, all property rights (including intellectual property rights) associated therewith, and all causes of action for any infringement of such rights, and the right to receive, use and retain any proceeds relating to such infringements.

         4.8 As used herein, "Intentionally Abandon" means a determination by Generon, in its sole and absolute discretion, to abandon permanently the Project. "Implied Abandonment" means a failure on the part of Generon lasting for more than twelve (12) months following completion of Phase III to take action to proceed with scale-up or commercialization of the Licensed Technology. Any dispute between the Parties as to whether an Implied Abandonment has occurred shall be resolved by way of arbitration as provided herein. "Permitted Partner" means a Person other than a Person engaged in the industrial gas industry.

             In the event Generon determines to Intentionally Abandon the Project, it may give written notice of such determination to OxyNet (a "Discretionary Abandonment Notice"), In the event of an Implied Abandonment OxyNet may give written notice of such occurrence to Generon at any time prior to Generon's taking any action to proceed with scale-up or commercialization of the Licensed Technology (an "Implied Abandonment Notice"). Upon OxyNet's receipt of a Discretionary Abandonment Notice or Generon's receipt of a proper Implied Abandonment Notice which is not contested by Generon within sixty (60) days after receipt of such notice by written notice to OxyNet, OxyNet, at its request, shall be granted an exclusive sublicense of the Licensed Technology (except as to Generon's continuing rights in and to the Licensed Technology, which shall not be diminished in any respect by such grant to OxyNet) for Deoxification Applications, provided that it shall first enter into an exclusive sublicense agreement with Generon pursuant to which it shall pay to Generon a royalty of [*] and otherwise be in form and substance reasonably determined by

* Portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission

Generon (the "Exclusive Oxy Sublicense"). Thereafter, Generon and OxyNet shall both be free to pursue commercialization of the Licensed Technology.

                  In the event OxyNet enters into the Exclusive Oxy Sublicense, as aforesaid, it may also receive an exclusive license to the Project Period Inventions (except as to Generon's continuing rights in and to the Project Period Inventions, which shall not be diminished in any respect by such grant to OxyNet) for Deoxification Applications upon the payment to Generon, at the time of entering into of the Exclusive Oxy Sublicense, of [*] plus such additional sum as shall be mutually agreed to by OxyNet and Generon on account of Generon's costs and expenses paid or incurred in connection with the Project. Such license shall also bear royalties at the rate of [*].

         4.9 At OxyNet's written request, subject to the execution and delivery of a mutually satisfactory license agreement as provided below, it shall be granted a non-exclusive, personal, non-transferable and non-assignable (by agreement, operation of law or otherwise) license of the Project Period Inventions for use by OxyNet in connection with the use by it of the Technology in generating oxygen from Ambient Air. In no event shall OxyNet use or be permitted to use or practice Project Period Inventions in competition with Generon or its Affiliates. Such license shall be effective only upon execution and delivery, shall provide for such royalties, shall prohibit sublicensing, assignment or other transfer by OxyNet and shall contain such other terms and conditions as the parties may, each in the exercise of their individual discretion, agree.

         4.10 The provisions of Section 4 shall survive any termination or expiration of this Agreement for any reason.

* Portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission

         SECTION 5 REPRESENTATIONS AND WARRANTIES.
                   -------------------------------

         5.1 OxyNet and NetMed, jointly and severally, represent and warrant to Generon that:

             5.1.1 Each of OxyNet and NetMed is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.

             5.1.2 Each of OxyNet and NetMed has all requisite power and authority to enter into this Agreement and each Related Agreement to which it is a party, and to perform its obligations hereunder and under any such Related Agreements. The execution, delivery and performance of this Agreement and the Related Agreements by OxyNet and/or NetMed have been duly and validly authorized by all necessary corporate action. This Agreement and each of the Related Agreements constitutes a legal, valid and binding obligation of OxyNet and/or NetMed (as appropriate) enforceable against them in accordance with its terms (except as enforcement may be limited by bankruptcy, insolvency or similar laws of general application).

             5.1.3 Neither the execution and delivery of this Agreement or any Related Agreement nor the consummation of the transactions contemplated hereby or thereby (a) will conflict with or result in a breach, default or violation of
(i) the articles of incorporation or regulations of OxyNet or NetMed, or (ii) any permit, contract or agreement to which OxyNet and/or NetMed is a party or is subject or by which either or both of them is or are bound. No consent, action, approval or authorization of, or registration, declaration or filing with, any Person is required to authorize, or in connection with the execution, delivery and/or performance of, this Agreement or any Related Agreement by OxyNet and/or NetMed.

             5.1.4 OxyNet owns (of record and beneficially) and/or has licensed exclusively (as exclusive licensee) the Licensed Patents and Technology free and clear of any Liens and Encumbrances.

             5.1.5 The Licensed Patents and Technology do not, and the commercial exploitation thereof by Generon will not to the best knowledge of OxyNet and NetMed, conflict with, infringe or otherwise violate any rights or property of any Person.

             5.1.6 Except as disclosed on Schedule D hereto, there is no litigation or proceeding presently pending or threatened, nor to OxyNet's and NetMed's knowledge is there any basis for any litigation or proceeding, respecting (i) the ownership, validity or use of the Licensed Patents or Technology, or (ii) which might adversely affect the ownership, validity or use of the Licensed Patents or Technology.

             5.1.7 None of the representations or warranties contained herein and, to the best knowledge of OxyNet and NetMed, none of the information delivered in connection herewith or heretofore provided by OxyNet or NetMed to Generon, contains any untrue statement of fact or omits any information or fact necessary to make the statements made herein or therein not misleading.

         5.2 Generon represents and warrants to OxyNet and NetMed that:

             5.2.1 Generon is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

             5.2.2 Generon has all requisite power and authority to enter into this Agreement and each Related Agreement to which it is a party, and to perform its obligations hereunder and under any such Related Agreement. The execution, delivery and performance of this Agreement and the Related Agreements by Generon have been duly and validly authorized by all necessary corporate action. This Agreement and each of the Related Agreements constitutes a legal, valid and binding obligation of Generon enforceable against it in accordance with its terms (except as enforcement may be limited by bankruptcy, insolvency or similar laws of general application).

                  5.2.3 Neither the execution and delivery of this Agreement or any Related Agreement nor the consummation of the transactions contemplated hereby or thereby (a) will conflict with or result in a breach, default or violation of (i) the certificate of incorporation or bylaws of Generon, or (ii) any permit, contract or agreement to which Generon is a party or is subject or by which it is bound. No consent, action, approval or authorization of, or registration, declaration or filing with, any Person is required to authorize, or in connection with the execution, delivery and/or performance of, this Agreement or any Related Agreement by Generon.

                  5.2.4 None of the representations or warranties contained herein and, to the best knowledge of Generon, none of the information delivered in connection herewith or heretofore provided by Generon to OxyNet or NetMed, contains any untrue statement of fact or omits any information or fact necessary to make the statements made herein or therein not misleading.

         SECTION 6 CERTAIN COVENANTS.
                   -----------------

         6.1 Contemporaneous with the execution and delivery of this Agreement, the Parties shall execute and deliver, or cause to be executed and delivered, the License Agreement, and the other Related Agreements contemplated so to be executed and delivered at such time.

         6.2 OxyNet and NetMed covenant and agree to cooperate fully with Generon as from time to time reasonably requested by Generon including the assignment of all personnel and employees of OxyNet and/or NetMed as shall in Generon's reasonable discretion be necessary or useful to enable Generon to timely complete and effectuate the Project, including Phases I, II and III thereof. Without limiting the generality of the foregoing, OxyNet and NetMed shall use their best efforts to make available to Generon the time and services of [*] as in Generon's reasonable discretion shall be necessary or useful to enable

* Portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission

Generon to timely complete and effectuate the Project, including Phases I, II and III thereof. In addition, OxyNet and NetMed shall use reasonable efforts to cause [*] to enter into a consulting agreement with Generon, on the date hereof, in form and substance acceptable to Generon, to be effective in the event of [*] termination of employment with NetMed, provided, however, that Generon's obligations hereunder, including payment of the consideration described in
Section 3.1, shall be subject to and conditioned upon [*] execution and delivery of such consulting agreement. In the event that [*] is not available to Generon as it deems necessary or desirable, OxyNet and NetMed shall procure for Generon the services of another Person, as shall be acceptable to Generon in its sole discretion, having at least the level of skill an knowledge as [*].

         SECTION 7 CONFIDENTIALITY.
                   ---------------

         7.1 (a) OxyNet and NetMed acknowledge and agree that before and during the term of this Agreement they and their Affiliates, employees, subcontractors and agents (collectively and individually, the "Oxy Restricted Parties") have been and will continue to be exposed to Confidential Information. During the term of this Agreement and indefinitely thereafter the Oxy Restricted Parties, either individually or with or on behalf of any other Person, covenant and agree that they shall not, directly or indirectly, disclose, disseminate, publish, reproduce, use or otherwise make available in any manner or media whatsoever any Confidential Information to or for any Person without the prior written consent of Generon, nor shall any Oxy Restricted Party use or retain any Confidential Information for their own account, gain or benefit. OxyNet and NetMed further covenant and agree, for themselves and for the other Oxy Restricted Parties, that all copies of all papers, books, records, documents and other property of whatever kind now or hereinafter in their possession, custody or control which reflects or contains or is

* Portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission derived from any Confidential Information shall be delivered to Generon as from time to time requested by Generon. OxyNet and NetMed shall cause each of their employees, subcontractors and agents who have or have access to any Confidential Information to execute and deliver to Generon a covenant to and for Generon's benefit confirming the provisions hereof. The foregoing confidentiality covenant shall not apply to Confidential Information which (i) becomes generally available to the public other than as a result of disclosure by a Oxy Restricted Party, (ii) was available to the Oxy Restricted Parties on a non-confidential basis prior to the date of this Agreement as reflected by written evidence of such state of affairs existing in such Oxy Restricted Party's files prior hereto, or (iii) becomes generally available on a non-confidential basis from a source other than an Oxy Restricted Party or Generon, provided such source is not obligated to keep such information confidential.

             (b) Generon acknowledges and agrees that before and during the term of this Agreement, it and its Affiliates, employees, subcontractors and agents (collectively and individually, the "Generon Restricted Parties") have been and will continue to be exposed to confidential information owned solely by OxyNet or NetMed and not constituting a part of the Technology or Project Period Inventions ("Oxy Confidential Information"). Generon's rights respecting the Technology and Project Period Inventions are and shall continue to be unrestricted by this Subsection (b). During the term of this Agreement and indefinitely thereafter the Generon Restricted Parties, either individually or with or on behalf of any other Person, covenant and agree that they shall not, directly or indirectly, disclose, disseminate, publish, reproduce, use or otherwise make available in any manner or media whatsoever any Oxy Confidential Information to or for any Person without the prior written consent of OxyNet or NetMed. Generon further covenants and agrees, for itself and for the other Generon Restricted Parties, that all copies of all papers, books, records, documents and other property of whatever kind now or hereinafter in their possession, custody or control which reflects or contains or is derived from any Oxy Confidential Information shall be delivered to OxyNet and NetMed as from time to time requested by OxyNet and NetMed. Generon shall cause each of its employees, subcontractors and agents who have or have access to any Oxy Confidential Information to execute and deliver to OxyNet and NetMed a covenant to and for OxyNet and NetMed's benefit confirming the provisions hereof. The foregoing confidentiality covenant shall not apply to Oxy Confidential Information which (i) becomes generally available to the public other than as a result of disclosure by a Generon Restricted Party, (ii) was available to the Generon Restricted Parties on a non-confidential basis prior to the date of this Agreement as reflected by written evidence of such state of affairs existing in such Generon Restricted Party's files prior hereto, or (iii) becomes generally available on a non-confidential basis from a source other than a Generon, Restricted Party or OxyNet and NetMed, provided such source is not obligated to keep such information confidential.

         7.2 In the event that any Oxy Restricted Party or Generon Restricted Party becomes legally compelled, or is served with any legal process which may compel them, to disclose any Confidential Information or Oxy Confidential Information, respectively, OxyNet and NetMed or Generon, as appropriate, shall provide the other party with prompt prior written notice so as to enable OxyNet or Generon, as appropriate to seek to protect, by protective order or otherwise, the confidentiality of such information.

         7.3 The provisions of this Section 7 shall survive any termination or expiration of this Agreement for any reason. The parties acknowledge and agree that any breach or threatened breach of any of the provisions of this Section 7 will result in immediate and irreparable harm to the non-breaching party and that any remedy at law in such event will be inadequate. Accordingly, the non-breaching party shall be entitled to injunctive relief in respect of any such breach or threatened breach without the need to post a bond or provide other security, which are hereby waived. The foregoing remedies shall be in addition to and not in lieu of any other remedies which may be available at law or in equity on account of any such breach or threatened breach.

         SECTION 8 INDEMNIFICATIONS: NON-ELECTION OF REMEDY.
                   ----------------------------------------

         8.1 (a) OxyNet and NetMed, jointly and severally, covenant and agree to, and hereby do, indemnify, defend and hold harmless Generon and its Affiliates, employees, shareholders, officers, directors, and agents (the "Generon Indemnitees") from and against any and all suits, actions, demands, damages, losses, claims, liabilities, costs and expenses (including attorneys' fees and expenses) (collectively, "Losses") arising out of, resulting from in whole or in part or related to any one or more of the following:

                 (i) breach of any of OxyNet or NetMed's representations or warranties in this Agreement or any Related Agreement; or

                 (ii) breach of any covenant or agreement contained in this Agreement or any Related Agreement by OxyNet, NetMed or any Restricted Party; or

                 (iii) any infringement by the Technology or the use or practice thereof of any intellectual property or contract rights of any other Person.

             (b) Generon covenants and agrees to, and hereby does, indemnify, defend and hold harmless OxyNet and NetMed and their Affiliates, employees, shareholders, officers, directors, and agents from and against any and all Losses arising out of, resulting from in whole or in part or related to any one or more of the following:

                 (i) breach of any of Generon's representations or warranties in this Agreement or any Related Agreement; or

                 (ii) breach of any covenant or agreement contained in this Agreement or any Related Agreement by Generon or any Generon Restricted Party.

         8.2 In addition to and not in limitation of any other rights Generon may have in such event, in the event that Generon is prohibited from using, practicing or employing the Licensed Patents and/or Technology, in whole or in material part as a result of any breach by NetMed or OxyNet of any of their respective obligations herein, or as a result of any infringement by the Technology or the use or practice thereof of any intellectual property or contract rights of any Person, then OxyNet and NetMed, jointly and severally, covenant and agree forthwith to pay to Generon the sum of (i) $250,000 plus interest at the rate of seven and one-half percent (7.5%) compounded annually from the date hereof through the date of payment hereunder to Generon, and (ii) all costs, payments and expenditures made or incurred by Generon pursuant to this Agreement through the date of such event plus interest thereon at the rate of seven and one-half percent (7.5%) compounded annually from the date such cost, payment or expenditure was made or incurred through the date of payment hereunder to Generon.

         8.3 OxyNet and NetMed acknowledge and agree that their compliance and compliance by their employees, subcontractors and agents with the terms of this Agreement is necessary to protect the goodwill and business of Generon and the property rights of Generon in and to the Project Period Inventions and Confidential Information and that any breach or violation (or threatened breach or violation) hereof will cause continuing, immediate and irreparable injury to Generon for which money damages would not be an adequate remedy. Accordingly, OxyNet and NetMed further agree that Generon shall have the right to enforce the provisions of this Agreement and the Related Agreements by injunctive (both affirmative and negative) or other equitable relief and waive any right to assert any claim or defense that Generon has an adequate remedy at law for any such breach or violation. In such regard, it shall not be required or necessary that Generon post any bond or provide any security as a condition to such relief.

         8.4 Nothing in this Agreement or otherwise shall constitute an election of remedies by Generon or otherwise in any way limit Generon's remedies at law or in equity in respect of any breach or violation hereof by OxyNet, NetMed or any other Restricted Party. No remedy conferred herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy now or hereafter available.

         8.5 (a) All claims and controversies, whether based in contract, tort or otherwise, arising out of or relating to this Agreement or any of the Related Agreements, or the scope, breach, termination or validity of this Agreement or any of the Related Agreements, and including any claim or dispute concerning a party's right to indemnification and any dispute as to the existence of an Implied Abandonment (a "Claim"), shall be submitted to binding arbitration in accordance with the following provisions. Arbitration shall be the sole and exclusive remedy of the Parties in connection with any Claims hereunder.

             (b) The Party desiring to initiate arbitration in connection with any Claim shall send, via certified mail, written notice of demand of arbitration to the other Party and the name of the arbitrator appointed by the Party demanding arbitration together with a statement of the matter in controversy.

             (c) Within fifteen ( 15) days after receipt of such demand, the receiving Party shall name its arbitrator. If the receiving Party fails or refuses to name its arbitrator within such

15-day period, the second arbitrator shall be appointed, upon request of the Party demanding arbitration, by a court of competent jurisdiction in the Commonwealth of Pennsylvania or such other Person designated by such Court. The two arbitrators so selected shall within fifteen (15) days after their designation select a third arbitrator; provided, however, that if the two arbitrators are not able to agree on a third arbitrator within such fifteen (15) day period, either Party may request a court of competent jurisdiction in the Commonwealth of Pennsylvania or such other Person designated by such Court to select the third arbitrator as soon as possible. In the event the Court declines to appoint an arbitrator, appointment shall be made, upon application of either Party, pursuant to the Commercial Arbitration Rules of the American Arbitration Association. If any arbitrator refuses or fails to fulfill his or her duties hereunder, such arbitrator shall be replaced by the Party which selected such arbitrator (or if such arbitrator was selected by another Person, through the procedure which such arbitrator was selected) pursuant to the foregoing provisions.

             (d) The arbitrators selected by the Parties are not required to be neutral, but the third arbitrator shall be neutral and shall be a retired judge who has served either as a trial court judge in a state or federal district court, or as a state or federal appellate court judge.

             (e) The Parties hereto hereby request and consent to the three (3) arbitrators conducting a hearing in Pittsburgh, Pennsylvania no later than sixty
(60) days following their selection or thirty (30) days after all prehearing discovery has been completed, whichever is later, at which the Parties shall present such evidence and witnesses as they may choose, with or without counsel.

             (f) Except as modified by this Agreement, arbitration shall be conducted in accordance with the Commercial Arbitration Rules and procedures of the American Arbitration Association.

             (g) Adherence by the arbitrators to formal rules of evidence shall not be required. The arbitrators shall consider any evidence and testimony that they determine to be relevant.

             (h) The Parties hereto hereby request that the arbitrators render their decision within thirty (30) calendar days following conclusion of the hearing.

             (g) Any decision by a majority of the arbitration panel shall be final, binding and non-appealable. Any such decision maybe filed in any court of competent jurisdiction and may be enforced by any Party as a final judgment in such court.

             (j) The statute of limitations and any equitable period of laches shall be tolled from and after the date a Party gives the other Party written notice of a Claim as provided in Section 8.5 above until such time as the Claim has been resolved pursuant to Section 8.5, or an arbitration decision has been entered pursuant to Section 8.5.

             (k) Either Party may apply to the arbitrators seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of the Party, pending the establishment of the arbitral tribunal or pending the arbitral tribunal's determination of the merits of the controversy.

         SECTION 9 FURTHER ASSURANCES.
                   ------------------

         9.1 OxyNet and NetMed covenant and agree that they shall from time to time, and shall cause their employees, subcontractors and agents to, without further consideration execute, acknowledge and deliver any and all further assignments, affidavits, conveyance documents and other assurances, documents and instruments as may be reasonably requested by Generon and shall take any other action that may be reasonably requested by Generon for the purpose of effectuating this Agreement or any Related Agreement or any transaction contemplated hereby or thereby or to assist or enable Generon to perform its responsibilities or obligations under this Agreement or any Related Agreement or to grant, transfer, effect or confirm any right granted or intended to be granted to Generon pursuant to or in respect of this Agreement or any Related Agreement.

         SECTION 10 OPTION TO PURCHASE: OTHER APPLICATIONS.
                    ---------------------------------------

         10.1 [*]

* Portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission

         SECTION 11 NOTICE.
                    ------

         11.1 Any notice, request, demand or other communication required or permitted to be given by one Party to any other Party pursuant to this Agreement shall be sufficiently given and shall be deemed given when delivered personally or by courier service or mailed by registered or certified mail, postage prepaid, or sent by telecopy (with receipt confirmed), addressed as follows:

         If to Generon, to:

                  MG Generon, Inc.
                  5 Great Valley Parkway
                  Malvern, Pennsylvania 19033-0739
                  Attention: President
                  Fax:  (610) 695-7766

         If to OxyNet or NetMed:

                  NetMed
                  6189 Memorial Drive
                  Dublin, Ohio 43017
                  Attention: President
                  Fax:  (614) 793-9376

         A Party may, by written notice to the other Parties, designate any further or different addresses as to which any such communications shall be sent.

         SECTION 12 MISCELLANEOUS.
                    -------------

         12.1 If any section of this Agreement is adjudicated to be invalid or unenforceable in whole or in part, the Parties agree that any court of appropriate jurisdiction may modify or reform such provision or application to make it enforceable in such jurisdiction and that any other provision or application of this Agreement shall nevertheless be valid and binding.

         12.2 In connection with the enforcement of any arbitration decision as provided in Section 8.5, each Party hereby irrevocably submits to the jurisdiction of the courts of the Commonwealth of Pennsylvania. Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to the laying of venue of any such court or any defense of inconvenient forum for the maintenance of such action. Each Party agrees that service of any process, summons, notice or document by U.S. registered or certified mail to the addresses set forth in Section 11 hereof (or to any other addresses indicated by such Party to the other Parties in accordance with the terms of that section) will be effective service of process for any action, suit or proceeding brought against such Party in enforcing any rights hereunder. The Parties agree that the rights and obligations of the Parties hereunder shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to choice-of-law provisions.

         12.3 Any waiver by any Party of any breach or violation of any term or condition in this Agreement shall not operate as a waiver of any other breach of such term or condition or of any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof or constitute or be deemed a waiver or release of any other rights, either at law or in equity.

         12.4 This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective successors and assigns (to the extent the assignment is permitted hereunder).

         12.5 This Agreement (and the Schedules hereto) together with the Related Agreements set forth all the promises, covenants, agreements, conditions and understandings among the Parties hereto, and supersede all prior agreements and understandings, inducements or conditions, express or implied, oral or written except as contained herein. This Agreement, the Schedules hereto and the Related Agreements may not be amended or modified other than by an agreement in writing, executed by the Parties hereto,

         12.6 The Parties agree that the headings of the sections herein are for the convenience of the Parties only and shall not constitute a part of this Agreement or affect its meaning or interpretation.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above.

                                  MG Generon, Inc.

                                  By.  /s/ Barry J. Smith
                                     -------------------------------------------
                                  Name: Barry J. Smith
                                  Title: VP and General Manager


                                  OxyNet, Inc.

                                  By.  /s/ David J. Richards
                                     -------------------------------------------
                                  Name: David J. Richards
                                  Title: President


                                  NetMed, Inc.

                                  By.  /s/ David J. Richards
                                     -------------------------------------------
                                  Name: David J. Richards
                                  Title: President